UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2011

SKYSHOP LOGISTICS, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-52137	27-0005846
(State or other jurisdiction	(Commission File Number)	(IRS Employer
Of incorporation)		Identification Number)

7805 NW 15th Street, Miami, Florida 33126

(Address of Principal Executive Offices)

(305) 599-1812

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02                      Unregistered Sales of Equity Securities.

On January 28, 2011, SkyShop Logistics, Inc. (the “Company”), closed a private placement consisting of 22,420,000 shares of common stock and 4,844,000 stock purchase warrants for gross proceeds of $1,121,000.  All of the securities were offered and sold only to non-U.S. persons residing outside of the United States.  The warrants expire on November 15, 2012 and are exercisable at a price of $0.15 per share.

The Company is to use the funds from the private placement for marketing and for the development of information technology in the Company’s Punto Mio business.

In connection with the private placement, the Company incurred expenses which included, without limitation, commissions to the placement agent, legal fees and other miscellaneous expenses, of approximately $115,000.  In addition, the Company issued to the placement agent 2,242,000 shares of the Company’s common stock in partial payment of its agency fee.

The common stock, the warrants and the shares of common stock issuable upon exercise of the warrants have not been registered under the Securities Act and may not be offered or sold in the United States absent registration under the Securities Act and applicable state securities laws or an applicable exemption from those registration requirements.

The description of the private placement in this Current Report on Form 8-K does not purport to be complete and is not intended to provide any other factual information about the Company.

The information furnished in this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYSHOP LOGISTICS, INC.
Registrant
Date: February 3, 2011	By:	/s/ Albert P. Hernandez
Albert P. Hernandez,
Chief Executive Officer

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